                                                                    Exhibit 25.1

                   Securities Act of 1933 File No. 333-50269
                                                   ---------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM T-1
              __________________________________________________

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                PURSUANT TO SECTION 305(b) (2)  / X /
              __________________________________________________

                        STAR BANK, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)
      A National Banking Association            31-0841368
                                     ---------------------------------
                                     (IRS Employer Identification No.)
      425 Walnut Street
      Cincinnati, Ohio                                          45202
      --------------------------------------------------      ----------
      (Address of Principal Executive Offices)                (Zip Code)

                             /S/  Robert T. Jones
                             --------------------
                                Robert T. Jones
                             Senior Trust Officer
                        Star Bank, National Association
                               425 Walnut Street
                            Cincinnati, Ohio 45202
                                (513) 632-4427
         (Name, address, and telephone number of agent for services)
         -----------------------------------------------------------

                                THE KROGER CO.
              ---------------------------------------------------
              (Exact name of obligor as specified in its charter)

                Ohio                                 31-0345740
     ------------------------             ---------------------------------
     (State of Incorporation)             (IRS Employer Identification No.)

    1014 Vine Street, Cincinnati, Ohio                             45202
 ----------------------------------------                        ----------
 (Address of principal executive offices)                        (Zip Code)

                           Senior Debt Securities
                           ----------------------

                      (Title of the Indenture securities)

1.  General Information.  Furnish the following information as Trustee --
    (a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency, Washington, D.C.
                        Federal Reserve Bank of Cleveland, Ohio
                        Federal Deposit Insurance Corporation, Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         The Trustee is authorized to exercise corporate trust powers.

2.  Affiliations with obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

    The obligor is not an affiliate of the Trustee (including its parent and any affiliates).

3.  Voting Securities of the trustee.  Furnish the following information as to each class of voting securities of the trustee (and its parent). As of _____________ (insert date within 31 days)

               Col A.                                     Col B
           ----------------                         --------------------
           (Title of Class)                         (Amount Outstanding)

4.  Trusteeships under other Indentures.  If the trustee is a trustee under another Indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

                (a) Title of the securities outstanding under each such other indenture.

                (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

5. Interlocking directorates and similar relationships with the obligor or underwriters.
                If the trustee (including its parent and any other affiliates) or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

6. Voting securities of the trustee (including its parent and any affiliate) owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee (including its parent and any affiliates) owned beneficially by the obligor and each director, partner and executive officer of the obligor:
   As of _______________________ (insert date within 31 days)


        Col. A.         Col. B.             Col. C          Col. D
                                                            Percentage of
                                                            Voting Securities
                                                            Represented by
                                            Amount Owned    Amount Given
        Name of Owner   Title of Class      Beneficially    in Col. C

7. Voting securities of the trustee (including its parent and any affiliates) owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee (including its parent and any affiliates) owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:
   As of ___________________(insert date within 31 days)


        Col. A.         Col. B.             Col. C          Col. D
                                                            Percentage of
                                                            Voting Securities
                                                            Represented by
                                            Amount Owned    Amount Given
        Name of Owner   Title of Class      Beneficially    in Col. C

8. Securities of the obligor owned or held by the trustee (including its parent and any affiliates). Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations default by the trustee (including its parent and any affiliates):
   As of ___________________(insert date within 31 days)



        Col. A.           Col. B.             Col. C                 Col. D
                                              Amount Owned
                          Whether the         Beneficially or
                          Securities Are      Held as Collateral     Percent of
                          Voting or           Security for           Class Represented
                          Nonvoting           obligations in         .by Amount Given
        Title of Class    Securities          Default                in Col. C

9. Securities of underwriters owned or held by the trustee (including its parent and any affiliates). If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

        Col. A                  Col. B                  Col. C                  Col. D
                                                        Amount Owned
                                                        Beneficially or
                                                        Held as Collateral      Percent of
                                                        Security for            Class Represented
        Title of Issuer                                 Obligations in          by Amount
        and Title of            Amount                  Default by              Given in
        Class                   Outstanding             Trustee                 Col. C

10. Ownership or holdings by the trustee (including its parent and any affiliates) of voting securities of certain affiliates or security holders of the obligor. If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
           As of _______________________(insert date within 31 days)

        Col. A                  Col. B                  Col. C                  Col. D
                                                        Amount Owned
                                                        Beneficially or
                                                        Held as Collateral      Percent of
                                                        Security for            Class Represented
        Title of Issuer                                 Obligations in          by Amount
        and Title of            Amount                  Default by              Given in
        Class                   Outstanding             Trustee                 Col. C

11. Ownership or holdings by the trustee (including its parent and any affiliates) of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee (including its parent and affiliates):

           As of ______________________(insert date within 31 days)

     Col. A              Col. B          Col. C                 Col. D
                                         Amount Owned
                                         Beneficially or        Percent of
                                         Held as Collateral     Class
     Title of Issuer                     Security for           Represented by
     and Title of        Amount          Obligations in         Amount Given
     Class               Outstanding     Default by Trustee     in Col. C
     ---------------     -----------     ------------------     --------------

12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

          As of ____________________ (insert date with 31 days)

     Col. A                          Col. B               Col. C
                                     Amount
     Nature of Indebtedness          Outstanding          Due Date
     ----------------------          -----------          --------

13.  Defaults by the Obligor.

          a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series or securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          As of ____________________ (insert date with 31 days)

     Col. A              Col. B          Col. C                 Col. D
                                         Amount Owned
                                         Beneficially or        Percent of
                                         Held as Collateral     Class
     Title of Issuer                     Security for           Represented by
     and Title of        Amount          Obligations in         Amount Given
     Class               Outstanding     Default by Trustee     in Col. C
     ---------------     -----------     ------------------     --------------

14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee (including its parent and any affiliates), described each such affiliation.

15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

16. List of Exhibits. List below all exhibits filed as part of this statement of eligibility.

    1. A copy of the Articles of Association of Star Bank, National Association, as now in effect.

    2. A copy of the certificate of authority of The First National Bank of Cincinnati (now Star Bank, National Association) to commence business dated September 1, 1922.

    3. A copy of the authorization of The First National Bank of Cincinnati
       (now Star Bank, National Association) to exercise corporate trust powers.

    4. A copy of existing By-Laws to Star Bank, National Association, Cincinnati (now Star Bank, National Association)

    5. The consent of the Trustee required by section 321 (b) of the Trust Indenture Act of 1939.

    6. A copy of the latest report of condition of Star Bank, National Association, published pursuant to law or the requirements of its supervising or examining authority.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Star Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati and State of Ohio on the 5th day of May, 1998.

                            STAR BANK, NATIONAL ASSOCIATION


                            By: /S/ Robert T. Jones
                                -------------------------
                                    Robert T. Jones
                                    Senior Trust Officer

                                                                       EXHIBIT 1
Comptroller of the Currency
Administrator of National Banks

Washington, D.C.  20219

                                  CERTIFICATE

I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et. seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "Star Bank, National Association", Cincinnati, Ohio, (Charter No.24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.


                                     IN TESTIMONY WHEREOF, I have hereunto

                                     subscribed my name and caused my name and

                                     caused my seal of office to be affixed to

             (SEAL)                  these presents at the Treasury Department,

                                     in the City of Washington and District of

                                     Columbia, this 18th day of December, 1996.


                                     (Signed)Eugene A. Ludwig
                                     Comptroller of the Currency

Comptroller of the Currency
Administrator of National Banks

Washington, D.C.  20219



                                  CERTIFICATE

I, Eugene A. Ludwig, Comptroller of the Currency hereby certify that the document hereto attached is a true and complete copy, as recorded in this Office of the currently effective Articles of Association for "Star Bank, National Association", Cincinnati, Ohio, (Charter No. 24).


                                       IN TESTIMONY WHEREOF, I have hereunto

                                       subscribed my name and caused my seal of

                                       office to be affixed to these presents at

                                       the Treasury Department, in the City of

                                       Washington and District of Columbia, this
          (SEAL)
                                       18th day of December, 1996.



                                       (Signed) Eugene A. Ludwig
                                       Comptroller of the Currency

                        STAR BANK, NATIONAL ASSOCIATION

                                CHARTER NO. 24

                            ARTICLES OF ASSOCIATION


FIRST:    The title of this Association shall be "Star Bank, National
Association".

SECOND:   The main office of the Association shall be in the city of Cincinnati,
County of Hamilton, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

THIRD:    The Board of Directors of this Association shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

FOURTH:   The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified thereof by the Bylaws, but of no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

FIFTH:    The authorized amount of capital stock of this Association shall be
3,640,000 shares of common stock of the par value of five dollars ($5.00) each, but said capital stack may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH:    The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another Director to be the

Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association. The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all bylaws that it may be lawful for them to make and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

SEVENTH: The Board of Directors, without need for approval of shareholders, shall have the power to change the location of the main office of this Association to any other place within the limits of Cincinnati, Ohio, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency.

EIGHTH:   The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

NINTH:    The Board of Directors of this Association, the Chairman of the Board, the President, or any three of more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

TENTH:    Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he served in any such capacity at the request of the Association. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association. And, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of Directors. And, provided further, that no director, officer or employee shall be so indemnified or reimbursed for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency where said proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this Association. The foregoing right of indemnification shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law. The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

ELEVENTH: These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law and in that case by the vote of the holders of such greater amount.

                                                                       EXHIBIT 2

COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS:
                                    NO. 24

E Pluribus Unum
                              TREASURY DEPARTMENT
                     Office of Comptroller of the Currency

                                             Washington, D.C., September 1, 1992

     WHEREAS, the Act of Congress of the United States, entitled, "An Act to amend section 5136, Revised Statutes of the United States, relating to corporate powers of associations, so as to provide succession thereof for a period of ninety-nine years or until dissolved, and to apply said section as so amended to all national banking association", approved by the President on July 1, 1922, provided that all national banking associations organized and operating under any law of the United States on July 1, 1922 should have succession until ninety-nine years from that date, unless such association should be sooner dissolved by the act of its shareholders owning two-thirds of its stock, or unless its franchise should become forfeited by reason of violation of law, or unless it should be terminated by an Act of Congress hereinafter enacted;

     NOW THEREFORE, I, D. R. Crissinger Comptroller of the Currency, do hereby certify that The First National Bank of Cincinnati and State of Ohio , was organized and operating under the laws of the United States on July 1, 1922, and that its corporate existence was extended for the period of ninety-nine years from that date in accordance with and subject to the condition in the Act of Congress hereinbefore recited.

(SEAL)                         IN TESTIMONY WHEREOF, witness my hand
                               and seal of office this first day of September, 1922

                               (Signed)          D. R. Crissinger
                                       ----------------------------------------
                                           Comptroller of the Currency

                                                                       EXHIBIT 3
     THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS:

                             FEDERAL RESERVE BOARD
                               Washington, D.C.
                                               October 9, 1919

     Pursuant to authority vested in the Federal Reserve Board by the Act of Congress approved December 23, 1913, known as the Federal Reserve Act, as amended by the Act of September 26, 1918, the

                       FIRST NATIONAL BANK OF CINCINNATI

has been granted the right to act, when not in contravention of State or local law, as TRUSTEE, EXECUTOR, ADMINISTRATOR, REGISTRAR OF STOCKS AND BONDS, GUARDIAN OF ESTATES, ASSIGNEE, RECEIVER OR IN ANY OTHER FIDUCIARY CAPACITY IN WHICH STATE BANKS, TRUST COMPANIES OR OTHER CORPORATIONS WHICH COME INTO COMPETITION WITH NATIONAL BANKS ARE PERMITTED TO ACT UNDER THE LAWS OF THE STATE OF OHIO. The exercise of such rights shall be subject to regulations prescribed by the Federal Reserve Board.

                            Federal Reserve Board,

                                     By W. P. G. Harding
                                              Governor.
ATTEST:
W. T. Chapman
Secretary.
                                 STATE OF OHIO
                        DEPARTMENT OF BANKS AND BANKING
                        Certificate of Authority No. 17
                                NATIONAL BANKS

     I, Philip C. Berg, Superintendent of Banks, do hereby certify that the First National Bank of Cincinnati, Hamilton County, Ohio has complied with all the requirements provided by law and is authorized to transact the business of a trust company and to perform all the functions granted to such companies by the laws of this state.

              Given under my hand and official Seal at Columbus, Ohio, this twenty-fifth day of November, A.D. 1919

                             Philip C. Berg,
                             Superintendent of Banks.
(SEAL)

                                                                       EXHIBIT 4
                                                                       ---------
                                    BY-LAWS
                                    -------

                          STAR BANK, N.A., CINCINNATI
                          ---------------------------

                                   ARTICLE I
                                   ---------

                           MEETINGS OF SHAREHOLDERS
                           ------------------------

SECTION 1.    ANNUAL MEETING

The annual meeting of shareholders shall be held in the main banking house of the Association at 11:00 a.m. on the second Tuesday in February of each year. Notice of such meeting shall be mailed to shareholders not less than ten (10) nor more than sixty (60) days prior to the meeting date.

SECTION 2.    SPECIAL MEETINGS

Special meetings of shareholders may be called and held at such times and upon such notice as is specified in the Articles of Association.

SECTION 3.    QUORUM

A majority of the outstanding capital stock represented in person or by proxy shall constitute a quorum of any meeting of the shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting amy be held as adjourned without further notice.

SECTION 4.    INSPECTORS

The Board of Directors may, and in the event of its failure so to do, the Chairman of the Board shall appoint Inspectors of Election who shall determine the presence of a quorum, the validity of proxies, and the results of all elections and all other matters voted upon by shareholders at all annual and special meetings of shareholders.

SECTION 5.    VOTING

In deciding on questions at meetings of shareholders, except in the election of directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders, except where by law a larger vote is required. In all elections of directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares equal, or to distribute them on the same principle among as many candidates as he shall think fit.

                                  ARTICLE II
                                  ----------

SECTION 1.    TERM OF OFFICE

The directors of this Association shall hold office for one year and until their successors are duly elected and qualified.

SECTION 2.    REGULAR MEETINGS

The organization meeting of the Board of Directors shall be held as soon as practical following the annual meeting of shareholders at the main banking house. Other regular meetings of the Board of Directors shall be held without notice at 11:00 a.m. on the second Tuesday of each month except February, at the main banking house, or, provided notice is given by telegram, letter, telephone or in person to every Director, at such time and place as may be designated in the notice of the meeting. When any regular meeting of the Board falls on a holiday, the meeting shall be held on the next banking business day, unless the Board shall designate some other day.

SECTION 3.    SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Chairman of the Board of the Association, or at the request of three or more Directors. Notice of the time, place and purposes of such meetings shall be given by telegram, letter, telephone or in person to every Director.

SECTION 4.    QUORUM

A majority of the entire membership of the Board shall constitute a quorum at any meeting of the Board.

SECTION 5.    NECESSARY VOTE

A majority of those Directors present and voting at any meeting of the Board of Directors shall decide each matter considered, except where otherwise required by law or the Articles or By-Laws of this Association.

SECTION 6.    COMPENSATION

Directors, excluding full-time employees of the Bank, shall receive such reasonable compensation as may be fixed from time to time by the Board of Directors.

SECTION 7.    ELECTION-AGE LIMITATION

No person shall be elected or reelected a Director after reaching his seventieth
(70th) birthday, provided that any person who is a Director on December 10, 1985, may continue to be reelected a Director until he reaches his seventy-fifth
(75th) birthday.

SECTION 8    RETIREMENT-AGE LIMITATION

Every Director of the Bank shall retire no later than the first month next following his seventieth (70th) birthday, except for any person who was a Director on December 10, 1985, who shall retire not later that the first of the next month following his seventy-fifth (75th) birthday.

SECTION 9    DIRECTORS EMERITUS

The Board shall have the right from time to time to choose as Directors Emeritus persons who have had prior service as members of the Board and who may receive such compensation as shall be fixed from time to time by the Board of Directors.

                                  ARTICLE III
                                  -----------

                                   OFFICERS
                                   --------

SECTION 1    WHO SHALL CONSTITUTE

The Officers of the Association shall be a Chairman of the Board, a President, a Secretary, and other officers such as Chairman of the Executive Committee, Vice Chairman of the Board, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Trust Officers, Trust Investment Officers, Trust Real Estate Officers, Assistant Trust Officers, a Controller, Assistant Controller, an Auditor and Assistant Auditors, as the Board may appoint from time to time. Any person may hold two offices. The Chairman of the Board, all Vice Chairmen of the Board and the President shall at all times be members of the Board of Directors.

SECTION 2    TERM OF OFFICE

All officers shall be elected for and shall hold office for one year and until their successors are elected and qualified, subject to the right in the Board of Directors by a majority vote of the entire membership to discharge any officer at any time.

SECTION 3    CHAIRMAN OF THE BOARD  (Amended 12/13/88-see attachment)

The Chairman of the Board shall be the Chief Executive Officer of the Association and shall have all duties, responsibilities and powers of the Chief Executive Officer. He shall, when present, preside at all meetings of shareholders and directors and shall be ex officio a member of all committees of the Board. He shall name all members of the committees of the Board, subject to the confirmation thereof by the Board.

In the event that there is a vacancy in the position of President or in the event of the absence or incapacity of the President, the Chairman may appoint, or in the event of his failure to do so, the Board of Directors or the Executive Committee thereof may designate any Vice Chairman of the

Board, any Executive Vice President or any Senior Vice President of the Association temporarily to exercise the powers and perform the duties of the Chairman as Chief Executive Officer when the Chairman is absent or incapacitated.

The Board of Directors shall have the power to elect a Chairman of the Executive Committee. Any such Chairman of the Executive Committee shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

SECTION 4    PRESIDENT  (amended 12/13/88-see attachment)

The President shall participate in the formation and supervision of the policies and operations of the Association and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or by the Chairman of the Board. In the event that there is a vacancy in the position of the Chairman of the Board, the President shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the Chairman of the Board, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President.

SECTION 5    CHAIRMAN OF THE EXECUTIVE COMMITTEE

The Board of Directors shall have the power to elect a Chairman of the Executive Committee. Any such Chairman of the Executive Committee shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

SECTION 6    VICE CHAIRMEN OF THE BOARD

The Board of Directors shall have the power to elect one or more Vice Chairmen of the Board of Directors. Any such Vice Chairmen of the Board shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the Chairman of the Board or by the Board of Directors.

SECTION 7    OTHER OFFICERS

The Secretary and all other officers appointed by the Board of Directors shall have such duties as defined by law and as may from time to time be assigned to them by the Chief Executive Officer or the Board of Directors.

SECTION 8    RETIREMENT

Every officer of the Association shall retire not later than the first of the month next following his sixty-fifth (65th) birthday. The Board of Directors may, in its discretion, set the retirement date and terms of retirement of an officer at a date later than provided above.

                                  ARTICLE IV

                                  COMMITTEES

SECTION 1    EXECUTIVE COMMITTEE

There shall be a standing committee of Directors in this Association to be known as the Executive Committee. This Committee shall meet at 11:00 a.m. on the first and fourth Tuesday of each month. It shall have all of the powers of the Board of Directors between meetings of the Board, except as the Board only by law is authorized to perform or exercise. All actions of the Executive Committee shall be reported to the Board of Directors. In the event that any member of the Executive Committee is unable to attend a meeting of that committee, the Chairman of the Board or the President may, at his discretion, appoint another Director to attend said meeting of the Executive Committee and for that meeting to serve as a member of the Executive Committee with full power to act in place of the absent regular member of the committee.

SECTION 2      COMPENSATION COMMITTEE

There shall be a standing committee of directors of this Association to be known as the Compensation Committee who shall review the compensation of all Executive Officers and those officers who participate in the Profit Sharing Pool as well as fees for directors of the Association. They will recommend specific compensation arrangements to the Board of Directors for their confirmation.

SECTION 3    COMMITTEE ON AUDIT

There shall be a standing committee of Directors of this Association to be known as the Committee on Audit, none of whose members shall be active officers of the Association. This Committee shall make or cause to be made a suitable examination of the affairs of the Association and the Trust Department at least once during each period of twelve months. The results of such examination shall be reported in writing to the Board at the next regular meeting thereafter stating whether the Association and/or Trust Department is in a sound solvent condition, whether adequate internal audit controls and procedures are being maintained and make such recommendations as it deems advisable.

SECTION 4    TRUST COMMITTEE

There shall be a standing committee of Directors of this Association to be known as the Trust Committee. The Trust Committee shall determine policies of the Department and review actions of the Trust Investment Committee. All actions of the Trust Committee shall be reported to the Board of Directors.

SECTION 5    TRUST INVESTMENT COMMITTEE

There shall be a standing committee of this Association to be known as the Trust Investment Committee composed of officers of the Association. The Trust Investment Committee or such officers as may be duly designated by the Trust Investment Committee, shall pass upon the acceptance of all trusts, the closing out or relinquishment of all trusts and the making, retention, or disposition of all investments of trust funds in conformity with policies established by the Trust Committee. Actions of the Trust Investment Committee shall be reported to the Trust Committee.

SECTION 6    PENSION COMMITTEE

There shall be a standing committee of directors or officers of this Association to be known as the Pension Committee, who shall have the powers and duties as set forth in the Association's Employees' Pension Plan. A report of the condition of the pension fund shall be submitted annually to the Board of Directors.

SECTION 7    OTHER COMMITTEES

The Chairman may appoint, from time to time, other committees for such purposes and with such powers as he or the Board may direct.

                                   ARTICLE V

                                     SEAL
SECTION 1    IMPRESSION

The following is an impression of the seal of this Association.


August 25, 1988

RESOLVED, That Section 3 of Article III of the By-Laws of the Bank shall be amended to read:


SECTION 3    CHAIRMAN OF THE BOARD

The Chairman of the Board shall have general executive powers and duties and shall perform such other duties as amy be assigned from time to time by the Board of Directors. In addition, unless the Board of Directors shall have designated the President to be the Chief Executive Officer, the Chairman of the Board shall be the Chief Executive Officer and shall have all the powers and duties of the Chief Executive Officer. He shall, when present, preside at all meetings of shareholders and directors and shall be ex officio a member of all committees of the Board. He shall name all members of the committees of the Board, subject to the confirmation thereof by the Board.

If he is Chief Executive Officer, in the event that there is a vacancy in the position of President or in the event of the absence or incapacity of the President, the Chairman may appoint, or in the event of his failure to do so, the Board of Directors or the Executive Committee thereof may designate, any Vice Chairman of the Board, any Executive Vice President or any Senior Vice President of the Association temporarily to exercise the powers and perform the duties of the Chairman as Chief Executive Officer when the Chairman is absent or incapacitated.

If the President has been designated Chief Executive Officer by the Board of Directors, in the event that there is a vacancy in the position of the President or in the event of the absence or incapacity of the President, the Chairman shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the President, including the powers to name temporarily a Chief Executive Officer to serve in the absence of the Chairman.

FURTHER RESOLVED, That Section 4 of Article III of the By-Laws of the bank shall be amended to read:


SECTION 4    PRESIDENT

The President shall have general executive powers and duties and shall perform such other duties as may be assigned from time to time by the Board of Directors. In addition, if designated by the Board of Directors, the President shall be the Chief Executive Officer and shall have all the powers and duties of the Chief Executive Officer, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President if there is a vacancy in the position of the Chairman or in the event of the absence or incapacity of the Chairman.

If the Chairman has been designated Chief Executive Officer by the Board of Directors, in the event that there is a vacancy in the position of the Chairman of the Board or in the event of the absence or incapacity of the Chairman of the Board, the President shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the Chairman of the Board, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President.

                                                                       EXHIBIT 5




                          THE CONSENT OF THE TRUSTEE
                        REQUIRED BY 321 (b) OF THE ACT


     Star Bank, National Association, the Trustee executing the statement of eligibility and qualification to which this Exhibit is attached does hereby consent that reports of examinations of the undersigned by Federal, State,

Territorial or District authorities may be furnished by such authorities to the

Securities and Exchange Commission upon request therefor in accordance with the provisions of 321 (b) of the Trust Indenture Act of 1939.





                                     STAR BANK, NATIONAL ASSOCIATION



     May 5, 1998                 BY: /S/ Robert T. Jones
     -----------                     ------------------------------
            Date                         Robert T. Jones
                                         Senior Trust Officer

                                                                       EXHIBIT 6




                       Consolidated Report of Condition
                        Star Bank, National Association
                              for March 31, 1998


  All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.



                                 Balance Sheet


                                                     Dollar Amounts in Thousands
ASSETS
1.  Cash and balances due from depository
      institutions

   a.  Noninterest-bearing balances and currency
         and coin                                              $  569,175

   b.  Interest-bearing balances                                   13,174

2.  Securities:

   a.  Held-to-maturity securities                                146,006

   b.  Available-for-sale securities                            2,035,442

3.  Federal funds sold and securities
      purchased under agreements to resell
      in domestic offices of the bank and of
      its Edge and Agreements subsidiaries,
      and in YBFs                                                  29,300

   a. Federal funds sold                                                0

   b. Securities purchased under
        agreements to resell                                            0

4.  Loans and lease financing
      receivables:                                              9,702,966

   a. Loans and leases, net of
        unearned income                                           145,439

   b. LESS: Allowance for loan and
        lease losses

   c. LESS: Allocated transfer risk
        reserve

   d. Loans and leases, net of unearned income,
        allowance, and reserve                                  9,557,527

5.  Trading assets                                                  3,307

6.  Premises and fixed assets (including capitalized
      leases)                                                     176,194

7.  Other real estate owned                                         5,196

8.  Investments in unconsolidated subsidiaries and
      associated companies                                          4,332

9.  Customers' liability to this bank on acceptances
      outstanding                                                  11,113

10. Intangible assets                                             621,615

11. Other assets                                                  369,312

12. Total assets                                              $13,541,693

       Consolidated Report of Condition  Star Bank, National Association
                   for March 31, 1998 Continued

                                                                         Dollar Amounts          Dollar Amounts
                                                                          in Thousands            in Thousands
LIABILITIES

13. Deposits:
  a.  In domestic offices                                                                         $10,346,592

     (1) Noninterest-bearing                                              $1,944,061

     (2) Interest-bearing                                                  8,402,531

  b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                                    111,323

      (1) Noninterest-bearing                                                      0

      (2) Interest-bearing                                                   111,323

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
Agreement subsidiaries, and in IBFs:                                                                1,091,147

  a. Federal funds purchased

  b. Securities sold under agreements to repurchase

15. a. Demand notes issued to the U.S. Treasury                                                         1,029

    b. Trading liabilities                                                                                  0

16. Other borrowed money:

    a. With original maturity of one year or less                                                       7,308

    b. With original maturity of more than one year                                                   102,370

17. Mortgage indebtedness and obligations under capitalizated leases

18. Bank's liability on acceptances executed and outstanding                                           11,113

19. Subordinated notes and debentures                                                                 247,757

20. Other liabilities                                                                                 233,363

21. Total liabilities                                                                              12,152,002

22. Limited-life preferred stock and related surplus                                                        0

23. Perpetual preferred stock and related surplus                                                           0

24. Common Stock                                                                                       18,200

25. Surplus [exclude all surplus related to preferred stock]                                          810,707

26. a. Undivided profits and capital reserves                                                         551,824

    b. Net unrealized holding gains (losses) on available-for-sale                                      8,960
       securities

27. Cumulative foreign currency translation adjustments                                                     0

28. Total equity capital                                                                            1,389,691

29. Total liabilities, limited-life preferred stock, and equity capital                           $13,541,693